As filed with the Securities and Exchange Commission on May 5, 2016

Registration No. 333- 203915

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANCHOR BANCORP WISCONSIN INC.

(Exact name of registrant as specified in its charter)

Delaware	39-1726871
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

25 West Main Street

Madison, Wisconsin 53703

(608) 252-8700

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey L. Knight

Executive Vice President, Chief Legal Counsel,

and Corporate Secretary

Old National Bancorp

One Main Street

Evansville, Indiana 47708

(812) 464-1294

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed to deregister unsold securities of Anchor BanCorp Wisconsin Inc., a Delaware corporation (“Anchor”), that were registered on Registration Statement on Form S-3 (File No. 333- 203915) filed by Anchor with the Securities and Exchange Commission on May 6, 2015 and declared effective on June 18, 2015 (the “Registration Statement”) registering the sale from time to time by certain Anchor selling stockholders of up to 2,044,122 shares of Anchor common stock.

Anchor entered into an Agreement and Plan of Merger, dated as of January 11, 2016, with Old National Bancorp (“Old National”), an Indiana corporation, pursuant to which Anchor was merged with and into Old National (the “Merger”). The Merger was consummated and became effective on May 1, 2016.

In connection with the Merger, Old National, as successor to Anchor, has terminated all offerings of Anchor’s securities pursuant to the Registration Statement. Accordingly, pursuant to the undertakings contained therein, Old National hereby removes from registration any and all securities of Anchor registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 5, 2016.

OLD NATIONAL BANCORP
as successor to Anchor BanCorp Wisconsin Inc.

By:	/s/ Jeffrey L. Knight
Name:	Jeffrey L. Knight
Title:	EVP, Chief Legal Counsel, and Corporate Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.